Enovis Announces Fourth Quarter and Full Year 2022 Results

•Completed first year as independent Med Tech growth company with sales growth of 10%, organic growth of 6% and EBITDA margin expansion

•Grew fourth quarter sales 2% to $409 million, with 5% organic growth over the prior year quarter, and double-digit growth performance in its Reconstructive segment

•Reported a fourth quarter net loss from continuing operations of $0.71 per diluted share with adjusted earnings per share of $0.72

WILMINGTON, DE, February 23, 2023 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven, medical technology growth company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2022. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.
Fourth Quarter and Fiscal Year 2022 Financial Results

Enovis’ fourth quarter net sales of $409 million grew 2% from the prior year, reflecting 5% organic growth offset by a 3% currency headwind. Sales in the Reconstructive segment grew 12%, and 14% on an organic basis, and its Prevention and Recovery segment declined 2% with 1% organic growth. For the 2022 fiscal year, net sales grew 10% to $1.6 billion, with organic growth of 6%.

Enovis also reported a fourth quarter operating loss of $28 million or 6.9% of sales, and adjusted EBITDA of $75 million, or 18.3% of sales, an improvement of 290 basis points versus the comparable prior year quarter. Full year operating loss was $71 million or 4.6% of sales and adjusted EBITDA margins improved 70 basis points to 15.1%.

The Company reported a fourth quarter 2022 net loss from continuing operations of $55 million, or $0.71 per diluted share, and adjusted earnings per share of $0.72. For the 2022 fiscal year, the Company reported a net loss from continuing operations of $38 million, or $0.25 per diluted share, while adjusted earnings per diluted share grew 15% from the prior year to $2.27.

“In our first year as an independent med-tech growth company, Enovis delivered strong financial results,” said Matt Trerotola, Chief Executive Officer of Enovis. “Our teams managed through macro-economic and market challenges and delivered solid progress towards our strategic goals. We are building a company that can deliver sustainable high-single-digit organic growth and annual margin expansion, supported by our impactful innovation and investments in faster-growing market sectors. Our teams are harnessing our EGX business system and culture of continuous improvement to drive growth, expand margins and compound value for shareholders.”

2022 Business Highlights
•Successfully launched Enovis as an independent med-tech growth company

•Delivered double-digit organic growth in the Reconstructive segment

•Grew Prevention and Recovery with new product innovation in rehab and bracing solutions and expanded leading MotionMD® platform

•Recent acquisitions performed well, delivering double-digit organic growth, and made solid progress against integration and scaling targets

•Ramping up investments in research and development and building capabilities in enabling technology, highlighted by the acquisition of Insight Medical Systems with its leading augmented reality system, ARVIS®

2023 Financial Outlook

Enovis also announced financial expectations for 2023. Revenue is expected to organically grow 5-6% from the prior year, with adjusted EBITDA of $255 to $265 million and adjusted earnings per diluted share in the range of $2.15 to $2.30.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (833) 630-1956 (U.S. callers) or +1 (412) 317-1873 (International callers) and ask to join the Enovis call. A link to a replay of the call will also be available on the Enovis website later in the day.

ABOUT ENOVIS

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, including the anticipated benefits of the recently completed spin-off of ESAB Corporation into an independent publicly traded company (the “Separation”) and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the scope and duration of the outbreak, the rise, prevalence and severity of variants of the virus, material delays and cancellations of medical procedures, the nature and effectiveness of actions and restrictive measures by governments, businesses and individuals in response to the situation, and their impact on the global and regional economies, financial markets, creditworthiness and financial viability of customers, and overall demand for our products; the war in

Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; the potential to incur significant liability if the Separation is determined to be a taxable transaction; the ability to realize the anticipated benefits of the Separation, the financial and operating performance of the company following the Separation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin and organic sales growth.

Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations excludes restructuring and other charges, European Union Medical Device Regulation (“MDR”) and related costs, amortization of acquired intangibles, inventory step up costs, strategic transaction costs, debt extinguishment costs, insurance settlement gain, gains and losses on the Company’s investments, and stock compensation costs. Adjusted net income adjusts interest expense to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completing of the refinancing transactions in connection with the Separation, and it includes the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted EBITDA represents net income or loss from continuing operations excluding taxes, depreciation and amortization, stock-based compensation costs and restructuring and other charges, MDR and related costs, strategic transaction costs, insurance settlement (gain) loss, and inventory step up costs. Enovis presents adjusted EBITDA margin, which is subject to the same adjustments as adjusted EBITDA.

Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Derek Leckow
Vice President, Investor Relations
Enovis Corporation
+1-302-421-1971
investorrelations@enovis.com

Enovis Corporation
Combined Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net sales	$408,713	$399,058	$1,563,101	$1,426,188
Cost of sales	176,960	191,134	693,718	648,513
Gross profit	231,753	207,924	869,383	777,675
Gross profit margin	56.7%	52.1%	55.6%	54.5%
Selling, general and administrative expense	208,589	178,555	772,913	665,775
Research and development expense	14,725	15,234	60,827	49,094
Amortization of acquired intangibles	31,698	28,853	126,301	116,920
Insurance settlement gain	(4,646)	—	(36,705)	—
Restructuring and other charges	9,572	3,492	17,225	8,685
Operating loss	(28,185)	(18,210)	(71,178)	(62,799)
Operating loss margin	(6.9)%	(4.6)%	(4.6)%	(4.4)%
Interest expense, net	6,108	6,361	24,052	29,112
Debt extinguishment charges	292	—	20,396	29,870
Gain on investment in ESAB Corporation	(30,257)	—	(102,669)	—
Gain on cost basis investment	—	—	(8,800)	—
Other income	(1,788)	—	(2,088)	—
Loss from continuing operations before income taxes	(2,540)	(24,571)	(2,069)	(121,781)
Income tax expense (benefit)	52,296	(9,877)	36,120	(19,528)
Net loss from continuing operations	(54,836)	(14,694)	(38,189)	(102,253)
Income from discontinued operations, net of taxes	16,267	14,173	26,430	178,531
Net income (loss)	(38,569)	(521)	(11,759)	76,278
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	34	216	567	1,052
Less: net income attributable to noncontrolling interest from discontinued operations - net of taxes	—	1,170	966	3,569
Net income (loss) attributable to Enovis Corporation	$(38,603)	$(1,907)	$(13,292)	$71,657
Net income (loss) per share - basic and diluted
Continuing operations	$(1.01)	$(0.28)	$(0.72)	$(2.02)
Discontinued operations	$0.30	$0.24	$0.47	$3.42
Consolidated operations	$(0.71)	$(0.04)	$(0.25)	$1.40

Enovis Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended December 31, 2021	$268.2		$130.8		$399.0
Components of Change:
Existing businesses(1)	3.1	1.2%	17.7	13.5%	20.8	5.2%
Acquisitions(2)	—	—%	1.3	1.0%	1.3	0.3%
Foreign currency translation(3)	(8.8)	(3.3)%	(3.6)	(2.8)%	(12.4)	(3.1)%
	(5.7)	(2.1)%	15.4	11.8%	9.7	2.4%
For the three months ended December 31, 2022	$262.6		$146.2		$408.7
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the year ended December 31, 2021	$1,026.0		$400.2		$1,426.2
Components of Change:
Existing businesses(1)	32.5	3.2%	47.1	11.8%	79.6	5.6%
Acquisitions(2)	—	—%	93.3	23.3%	93.3	6.5%
Foreign currency translation(3)	(30.9)	(3.0)%	(5.1)	(1.3)%	(36.0)	(2.5)%
	1.6	0.2%	135.3	33.8%	136.9	9.6%
For the year ended December 31, 2022	$1,027.6		$535.5		$1,563.1
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Adjusted Net Income and Adjusted Net Income Per Share
Net loss from continuing operations attributable to Enovis Corporation(1) (GAAP)	$(54.9)	$(14.9)	$(38.8)	$(103.3)
Restructuring and other charges - pretax(2)	10.5	8.7	19.0	13.9
MDR and related costs - pretax(3)	6.1	2.4	16.7	7.9
Amortization of acquired intangibles - pretax	31.7	28.9	126.3	116.9
Inventory step-up - pretax	0.8	7.1	12.8	10.8
Strategic transaction costs - pretax(4)	28.5	7.7	61.0	23.4
Debt extinguishment charges - pretax	0.3	—	20.4	29.9
Pro forma interest expense adjustment(5)	1.5	5.4	12.5	25.1
Insurance settlement gain(6)	(4.6)	—	(36.7)	—
Gain on investment in ESAB Corporation	(30.3)	—	(102.7)	—
Gain on cost basis investment	—	—	(8.8)	—
Stock-based compensation	9.8	6.7	31.5	25.7
Other income	(1.8)	—	(2.1)	—
Tax adjustment(7)	41.6	(7.6)	12.6	(48.5)
Adjusted net income from continuing operations (non-GAAP)	$39.1	$44.2	$123.7	$101.9
Adjusted net income margin from continuing operations	9.6%	11.1%	7.9%	7.1%
Weighted-average shares outstanding - diluted (in thousands)	54,630	54,458	54,503	51,847
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.72	$0.81	$2.27	$1.97
Net loss per share - diluted from continuing operations (GAAP)	$(1.01)	$(0.28)	$(0.72)	$(2.02)
__________
(1) Net loss from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net loss from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes, of $0.0 million and $0.6 million for the three months and year ended December 31, 2022, respectively, and $0.2 million and $1.1 million for the three months and year ended December 31, 2021, respectively.
(2) Restructuring and other charges includes $0.9 million and $1.7 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2022, respectively, and $5.2 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2021, respectively.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017 (“MDR”). These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(4) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.
(5) Adjusts interest expense to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completion of the refinancing transactions in connection with the Separation and is applied to all periods presented for the comparability of results.
(6) Insurance settlement gain relates to the Company’s 2019 acquisition of DJO.
(7) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 21.4% and 15.9% for the three months and year ended December 31, 2022, respectively, and (5.3)% and 22.0% for the three months and year ended December 31, 2021, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(Dollars in millions)
Net loss from continuing operations (GAAP)(1)	$(54.8)	$(14.7)	$(38.2)	$(102.3)
Income tax expense (benefit)	52.3	(9.9)	36.1	(19.5)
Other income	(1.8)	—	(2.1)	—
Gain on cost basis investment	—	—	(8.8)	—
Gain on investment in ESAB Corporation	(30.3)	—	(102.7)	—
Debt extinguishment charges	0.3	—	20.4	29.9
Interest expense, net	6.1	6.4	24.1	29.1
Operating loss (GAAP)	(28.2)	(18.2)	(71.2)	(62.8)
Adjusted to add (deduct):
Restructuring and other charges(1)	10.5	8.7	19.0	13.9
MDR and other costs(2)	6.1	2.4	16.7	7.9
Strategic transaction costs(3)	28.5	7.7	61.0	23.4
Stock-based compensation	9.8	6.7	31.5	25.7
Depreciation and other amortization	20.6	18.4	76.7	70.1
Amortization of acquired intangibles	31.7	28.9	126.3	116.9
Insurance settlement gain(4)	(4.6)	—	(36.7)	—
Inventory step-up	0.8	7.1	12.8	10.8
Adjusted EBITDA (non-GAAP)	$74.9	$61.6	$236.1	$206.0
Adjusted EBITDA margin (non-GAAP)	18.3%	15.4%	15.1%	14.4%
__________
(1) Restructuring and other charges includes $0.9 million and $1.7 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2022, respectively, and $5.2 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2021, respectively.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(3) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.
(4) Insurance settlement gain relates to the Company’s 2019 acquisition of DJO.

Enovis Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,295	$680,252
Trade receivables, less allowance for credit losses of $7,965 and $6,589	267,380	254,958
Inventories, net	426,643	356,233
Prepaid expenses	28,550	26,046
Other current assets	48,155	29,176
Total current assets associated with discontinued operations	—	956,614
Total current assets	795,023	2,303,279
Property, plant and equipment, net	236,741	235,113
Goodwill	1,983,588	1,934,258
Intangible assets, net	1,110,727	1,154,028
Lease asset - right of use	66,881	76,485
Other assets	80,288	74,700
Total non-current assets associated with discontinued operations	—	2,738,049
Total assets	$4,273,248	$8,515,912

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$219,279	$7,701
Accounts payable	135,628	155,208
Accrued liabilities	210,292	225,391
Total current liabilities associated with discontinued operations	—	635,284
Total current liabilities	565,199	1,023,584
Long-term debt, less current portion	40,000	2,078,625
Non-current lease liability	51,259	56,549
Other liabilities	166,989	122,159
Total non-current liabilities associated with discontinued operations	—	573,562
Total liabilities	823,447	3,854,479
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 54,228,619 and 52,083,078 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	54	52
Additional paid-in capital	2,925,729	4,544,315
Retained earnings	575,732	589,024
Accumulated other comprehensive loss	(53,430)	(516,013)
Total Enovis Corporation equity	3,448,085	4,617,378
Noncontrolling interest	1,716	44,055
Total equity	3,449,801	4,661,433
Total liabilities and equity	$4,273,248	$8,515,912

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended
	2022	2021

Cash flows from operating activities:
Net income	$(11,759)	$76,278
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and other impairment charges	219,710	262,919
Stock-based compensation expense	38,955	35,350
Gain on investment in ESAB Corporation	(102,669)	—
Debt extinguishment charges	20,396	29,870
Changes in operating assets, liabilities, income taxes payable and other, net	(220,494)	(48,318)
Net cash (used in) provided by operating activities	(55,861)	356,099
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(105,450)	(104,237)
Proceeds from sale of property, plant and equipment	2,746	7,033
Acquisitions, net of cash received, and investments	(73,684)	(223,272)
Net cash used in investing activities	(176,388)	(320,476)
Cash flows from financing activities:
Repayments of borrowings, net	(1,591,161)	(126,032)
Distribution from ESAB Corporation, net	1,143,369	—
Proceeds from issuance of common stock, net	5,814	745,179
Payment of debt extinguishment costs	(12,704)	(24,375)
Deferred consideration payments and other	(10,445)	(9,866)
Net cash (used in) provided by financing activities	(465,127)	584,906
Effect of foreign exchange rates on Cash and cash equivalents and Restricted Cash	2,301	(2,228)
(Decrease) increase in Cash and cash equivalents and Restricted cash	(695,075)	618,301
Cash and cash equivalents and Restricted Cash, beginning of period	719,370	101,069
Cash and cash equivalents, end of period	$24,295	$719,370